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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 (No. 333-191097) of Forethought Life Insurance Company of our report dated April 4, 2013 relating to the statutory financial statements and supplemental schedules of Forethought Life Insurance Company, which appears in such Registration Statement. We also consent to the reference to us as experts under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Houston, TX
December 11, 2013